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                             CERTIFICATE OF CHANGE
                                       OF
                              BEACH CONCERTS, INC.
             (Under Section 805-A of the Business Corporation Law)

FIRST: The name of the corporation is BEACH CONCERTS, INC.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on February 7, 1983.

THIRD: The certificate of incorporation of the corporation is hereby changed, pursuant to the authorization of the Board of Directors of the corporation, so as to change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him and to change the designation of registered agent. To accomplish said changes:

         (a) The following statement of said post office address to which the Secretary of State shall mail a copy of process is substituted:

              "The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Corporation Service Company, 80 State Street, Albany, New York 12207."

         (b) The following statement of designation of registered agent is substituted:

              "The name and address of the registered agent of the corporation are Corporation Service Company, 80 State Street, Albany, New York 12207. Said registered agent is to be the registered agent upon which process against the corporation may be served."

         IN WITNESS WHEREOF, we have subscribed this document on the date hereinafter set forth and do hereby affirm, under the penalties of perjury , that the statement contained therein have been examined by us and are true and correct.

Dated:
4/16/97

Name of Signer:                             /s/  Howard J. Tytel
                                            ---------------------------------
                                                 Howard J. Tytel
                                                 Executive Vice President

Name of Signer:                             /s/  Craig G. Fox
                                            ---------------------------------
                                                 Craig G. Fox
                                                 Secretary